                                                                    Exhibit 10.4
                                                                    ------------

                    EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

     This Executive Officer Employment Agreement ("Agreement") is entered into as of January 1, 1998, by and between Callaway Golf Company, a California corporation (the "Company"), and Richard C. Helmstetter ("Employee").

     1.  TERM.
         ----

     (a) The Company hereby employs Employee and Employee hereby accepts employment pursuant to the terms and provisions of this Agreement for the term commencing January 1, 1998 (the "Effective Date") and terminating December 31, 2000 (the "Expiration Date") unless this Agreement is earlier terminated as hereinafter provided.

     (b) Notwithstanding the foregoing, upon each anniversary date of the Effective Date of this Agreement, the Expiration Date of this Agreement shall be automatically extended one year so long as (a) this Agreement is otherwise still in full force and effect, (b) Employee is still employed by the Company pursuant to this Agreement, (c) Employee is not otherwise in breach of this Agreement,
(d) any such extension does not cause this Agreement to continue beyond the year in which Employee reaches the age of 70; and (e) neither Employee nor the Company has given notice as provided in Section 1(c). For example, if this Agreement is still in full force and effect as of January 1, 1999, Employee is still employed by the Company pursuant to this Agreement and is not otherwise in breach of this Agreement, and neither party has given notice as provided in
Section 1(c), then on that date the Expiration Date of this Agreement shall be extended from December 31, 2000 to December 31, 2001. It is expressly understood that the termination of this Agreement no later than at the end of the calendar year in which Employee reaches the age of 70 is at Employee's request, and does not result from any policy or practice of the Company with respect to the continued employment of individuals based upon age.

     (c) At any time prior to the end of a calendar year, either Employee or the Company may give written notice to the other that the automatic extension of the Expiration Date of this Agreement pursuant to Section 1(b) shall end with the next extension, which shall be the final such automatic extension of the Expiration Date of this Agreement. Thus, if either Employee or the Company gives written notice on or before December 31, 1998, and all other conditions for automatic extension of the Expiration Date of this Agreement pursuant to
Section 1(b) exist, then on January 1, 1999 the Expiration Date of this Agreement shall be extended pursuant to Section 1(b) from December 31, 2000 to December 31, 2001, with this Agreement expiring on that date (if not previously terminated pursuant to its terms) without any further automatic extensions.

     (d) Unless such employment is earlier terminated or extended as provided in this Agreement, upon the expiration of this Agreement pursuant to Section 1 or the termination of this Agreement pursuant to either Sections 8(a), 8(b) or 8(h), Employee's status shall be one of a consultant to the Company, as provided in paragraph 21.

     2.  SERVICES.
         --------

     (a) Employee shall serve as Senior Executive Vice President, Chief of New Golf Club Products, of the Company. Employee shall report to the Chief Executive Officer of the Company. It is expected that Employee shall, as his primary function, lead the golf club design function for the Company and shall be a technical spokesperson for the Company with respect to golf clubs, and shall be provided a budget, subject to the sole discretion of the Chief Executive Officer, to perform research and development on golf clubs. It is further expected that Employee shall serve as a member of the Office of the Chief Executive Officer ("OCEO") and of the Strategic Planning Group, as those bodies shall be constituted from time to time by the Chief Executive Officer.

     (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

     3.  SERVICES TO BE EXCLUSIVE.  During the term of this Agreement and any
         ------------------------
extensions thereof, Employee agrees to devote his or her full productive time and best efforts to the performance of Employee's duties hereunder pursuant to the supervision and direction of the Company's Board of Directors and its Chief Executive Officer. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Employee's work for the Company.

     4.  COMPENSATION.  The Company agrees to pay Employee a base salary at the
         ------------
rate of $600,000.00 per year. Employee shall also have an opportunity to earn an annual bonus based upon participation in the Company's Executive Bonus Plan as it may exist from time to time. Employee's base salary shall be subject to review by the Company annually, and may be increased, but not decreased, at the sole discretion of the Company.

     5.  EXPENSES AND BENEFITS.
         ---------------------

     (a) Reasonable and Necessary Expenses.  In addition to the compensation
         ---------------------------------
provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company and its Chief Executive Officer.

     (b) Vacation.  Employee shall receive eight (8) weeks paid vacation for
         --------
each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused time will accrue from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in excess of eight (8) weeks in lieu of providing time off.

     (c) Benefits.  During Employee's employment with the Company pursuant to
         --------
this Agreement, the Company shall provide for Employee to:

         (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

         (ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever the Employee directs, in the face amount of $1,000,000.00, provided that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage;

         (iii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time;

         (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time;

         (v) participate in the Company's Executive Health Program at Scripp's Hospital; and

         (vi) participate in any other benefit plans the Company provides from time to time to executive officers.

     (d) Club Membership.  The Company shall pay the reasonable cost of
         ----------------
initiation associated with Employee gaining privileges at a mutually agreed upon country club. Employee shall be responsible for all other expenses and costs associated with such club use, including monthly member dues and charges. The club membership itself shall belong to and be the property of the Company, not Employee.

     (e) Estate Planning and Other Perquisites.  To the extent the Company
         --------------------------------------
provides estate planning and related services, or any other perquisites and personal benefits to other senior executive and/or executive vice presidents generally from time to time, such services and perquisites shall be made available to Employee on similar terms and conditions.

     (f) Stock Options.  Pursuant to a separate stock option agreement, the
         -------------
Company shall provide to Employee options to purchase up to 250,000 shares of the Common Stock of the Company, which options shall vest provided Employee is then currently employed by the Company or is a consultant to the Company as provided in Section 21 and not in breach of this Agreement or any other agreement between Employee and the Company, in accord with the following pricing and vesting schedule:

Shares        Vesting Date        Price
------        ------------        ----------------------------------------------

 25,000       January 1, 1999     Base Price (the closing price on the NYSE on
                                  February 19, 1998, as reported in the Wall
                                                                        ----
                                  Street Journal)
                                  --------------
 50,000       January 1, 2000     Base Price
 75,000       January 1, 2001     Base Price
100,000       January 1, 2002     Base Price

It is contemplated that such stock options shall be granted in the form of Incentive Stock Options to the maximum extent permitted by law and by the Company's pertinent stock plans, and that such options shall be transferable by Employee to the maximum extent permitted by law and by the Company's pertinent stock plans. Exercise of such options and/or the sale of the underlying Common Stock may be subject to reasonable restrictions as imposed by the Company.

     (g) Other Benefits.  At the sole discretion of the Chief Executive Officer,
         --------------
Employee may be provided none, some or all of the following additional benefits and perquisites:

     (i) the opportunity to attend and/or participate in certain golf tournaments, including The Masters Tournament and the AT&T Pebble Beach Invitational; and/or

     (ii) the opportunity to author a technical book on golf.

     6.  DISABILITY.  If on account of any physical or mental disability
         ----------
Employee shall fail or be unable to perform all or substantially all of Employee's duties under this Agreement for a continuous period of up to six (6) months during any twelve month period during the term of this Agreement, Employee shall be entitled to his or her full compensation and benefits as set forth in this Agreement. If Employee's disability continues after such six (6) month period, this Agreement is subject to termination pursuant to the provisions of Section 8(e) hereof.

     7.  NONCOMPETITION.
         --------------

     (a) Other Business.  To the fullest extent permitted by law, Employee
         --------------
agrees that while employed by the Company, and during the term of the consulting relationship set forth in paragraph 21 hereof, Employee will not, directly or indirectly

(whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

     (b) Other Employees.  To the fullest extent permitted by law, Employee
         ---------------
agrees that during the term of this Agreement, any extensions thereof, and during the term of the consulting relationship set forth in paragraph 21 hereof, and except as may be required in the performance of his or her duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company or any of its affiliates to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company or any of its affiliates for a period of one (1) year from the date Employee ceases to be an employee or consultant of the Company.

     (c) Suppliers.  To the fullest extent permitted by law, Employee agrees
         ---------
that, while employed by the Company, and during the term of the consulting relationship set forth in paragraph 21 hereof, and for one (1) year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company or any of its affiliates to diminish or cease furnishing such goods, services or credit.

     (d) Conflict of Interest.  To the fullest extent permitted by law, Employee
         --------------------
agrees that while employed by the Company, and during the term of the consulting relationship set forth in paragraph 21 hereof, Employee shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

     8.  TERMINATION.
         -----------

     (a) Termination at the Company's Convenience.  Employee's employment under
         -----------------------------------------
this Agreement may be terminated by the Company at its convenience at any time upon giving 90 days or longer notice to Employee. In the event of a termination at the Company's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time running from the date of termination to December 31, 2000; (iii) the payment of nondiscretionary bonuses, if any, pursuant to the Company's Executive Bonus Plan, as it existed on the date of termination, for a period of time running from the date of termination to December 31, 2000; (iv) the immediate vesting of all unvested stock options held by Employee as of such termination date; (v) the activation of the consulting agreement provided for in Section 21 hereof; and (vi) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (b) Termination at Employee's Convenience.  Employee's employment under
         --------------------------------------
this Agreement may be terminated immediately by Employee at his or her convenience at any time. In the event of a termination at the Employee's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) severance pay equal to the nondiscretionary cash bonus, if any, Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; (iii) the activation of the consulting agreement provided for in Section 21; and (iv) no other severance.

     (c) Termination by the Company for Substantial Cause.  Employee's
         -------------------------------------------------
employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) severance pay equal to the nondiscretionary cash bonus, if any, Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; and (iii) no other severance. "Substantial cause" shall mean for purposes of this subsection willful failure by Employee to substantially perform his her duties, material breach of this Agreement, or gross misconduct, including but not limited to, theft, use or possession of illegal drugs during work, disloyalty and/or conviction of felony criminal conduct.

     (d) Termination by Employee for Substantial Cause.  Employee's employment
         ----------------------------------------------
under this Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the payment of nondiscretionary bonuses, if any, pursuant to the Company's Executive Bonus Plan, as it existed on the date of termination, for a period of time equal to the remainder of the term of this Agreement; (iv) the immediate vesting of all unvested stock options held by Employee as of such termination date; (v) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (vi) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this subsection in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement by the Company or any material diminishment in the title, position, duties, responsibilities or status of Employee as set forth in Section 2(a).

     (e) Termination Due to Permanent Disability.  Subject to all applicable
         ----------------------------------------
laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) severance pay equal to the nondiscretionary cash bonus, if any, Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; (iv) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (v) the continuation of all benefits and perquisites provided by Section 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (vi) no other severance. Termination under this subsection shall be effective immediately upon the date the Board of Directors of the Company formally resolves that Employee is permanently disabled. Subject to all applicable laws, "permanent disability" shall mean the inability of Employee, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his or her time during normal business hours to the daily performance of Employee's duties as required under this Agreement for a continuous period of six (6) months. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (f) Termination Due to Death.  Employee's employment under this Agreement
         -------------------------
may be terminated immediately by the Company in the event of Employee's death. In the event of a termination by the Company due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) severance pay equal to the nondiscretionary cash bonus, if any, Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; (iv) the immediate vesting of outstanding but unvested stock options held by

Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; and (v) no other severance. At Employee's option, Employee may elect in writing at least 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (g) Unless otherwise provided, any severance payments or other amounts due pursuant to this Section 8 shall be paid in cash within thirty (30) days of termination. Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 8, Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment during the term of this Agreement. The amounts payable to Employee pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his or her employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of this Section 8 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company or with Employee's participation in, or terminating distributions and vested rights under, any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

     (h) Termination By Mutual Agreement of the Parties.  Employee's employment
         ----------------------------------------------
pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement. If this Agreement is terminated by mutual agreement of the parties, and the parties do not otherwise agree in writing, the consulting agreement provided for in Section 21 shall be activated upon termination.

     (i) Pre-Termination Rights.  The Company shall have the right, at its
         ----------------------
option, to require Employee to vacate his or her office or otherwise remain off the Company's premises prior to the effective date of termination as determined above, and to cease any and all activities on the Company's behalf.

     9.  RIGHTS UPON A CHANGE IN CONTROL.
         -------------------------------

     (a) If a Change in Control (as defined in Exhibit A hereto) occurs before the termination of Employee's employment hereunder, then this Agreement shall be continued in the same form and substance as in effect immediately prior to the Change in Control.

     (b) Notwithstanding anything in this Agreement to the contrary, if upon or at any time within one year following any Change in Control that occurs during the term of this Agreement there is a Termination Event (as defined below), Employee shall be treated as if he or she had been terminated for the convenience of the Company pursuant to Section 8(a) and Employee shall be entitled to receive the same compensation and other benefits and entitlements as are described in Section 8(a) of this Agreement.

     (c) A "Termination Event" shall mean the occurrence of any one or more of the following, and in the absence of the Employee's permanent disability (defined in Sections 6 and 8(e)), Employee's death, and any of the factors enumerated in Section 8(c) as providing to the Company "substantial cause" for terminating Employee's employment:

     (i)   the termination or material breach of this Agreement by the Company;

     (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

     (iii) any material diminishment in the title, position, duties, responsibilities or status that Employee had with the Company, as a publicly traded entity, immediately prior to the Change in Control;

     (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Employee under the terms of this Agreement or any other agreement or understanding between the Company and Employee, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

     (v) any requirement that Employee relocate or any assignment to Employee of duties that would make it unreasonably difficult for Employee to maintain the principal residence he or she had immediately prior to the Change in Control.

     10.   SURRENDER OF BOOKS AND RECORDS. Employee agrees that upon termination
           ------------------------------
of his or her employment in any manner, or upon the termination of the consulting relationship set forth in paragraph 21 hereof, Employee will immediately surrender to the Company all lists, books and records of or connected with the business of the Company or any of its affiliates, and all other properties belonging to the Company or any of its affiliates, it being distinctly understood that all such lists, books, records and other documents are the property of the Company.

     11.   GENERAL RELATIONSHIP.  Unless and until Employee becomes a consultant
           --------------------
to the Company pursuant to paragraph 21 hereof, Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

     12.  PROPRIETARY INFORMATION.
          -----------------------

     (a) Employee agrees that any trade secret or proprietary information of the Company or any of its affiliates to which Employee has become privy or may become privy to as a result of his or her employment with the Company shall not be divulged or disclosed to any other party (including, without limit, any person or entity with whom or in whom Employee has a business interest) without the express written consent of the Company, except as otherwise required by law. In addition, Employee agrees to use such information only during the term of this Agreement and only in a manner which is consistent with the purposes of this Agreement. In the event Employee believes that he or she is legally required to disclose any trade secret or proprietary information of the Company or any of its affiliates, Employee shall give reasonable notice to the Company prior to disclosing such information and shall take such legally permissible steps as are reasonably necessary to protect such trade secrets or proprietary information, including but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such information beyond that which is legally required. The Company shall reimburse Employee for reasonable legal expenses incurred in seeking said orders.

     (b) Except as otherwise required by law, Employee shall hold in confidence all trade secret and proprietary information received from the Company or any of its affiliates until such information is available to the public generally or to the Company's competitors through no unauthorized act or fault of Employee.
Upon termination of this Agreement, Employee shall promptly return any such written proprietary information in his or her possession to the Company.

     (c) As used in this Agreement, "trade secret and proprietary information" means information, whether written or oral, not generally available to the public; it includes the concepts and ideas involved in the products of the Company or any of its affiliates, whether patentable or not; and includes, but is not limited to, the processes, formulae, and techniques disclosed by the Company or any of its affiliates to Employee or observed by Employee. It does not include:

          (i) Information, which at the time of disclosure, had been previously published;

          (ii) Information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company or any of its affiliates, which violation is known to Employee; or

          (iii) Information which, subsequent to disclosure, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company or any of its affiliates with respect to such information) and does not require Employee to refrain from disclosing such information to others.

     (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

     13.  INVENTIONS AND INNOVATIONS.
          --------------------------

     (a) As used in this Agreement, inventions and innovations mean new ideas and improvements, whether or not patentable, relating to the design, manufacture, use or marketing of golf equipment or other products of the Company or any of its affiliates. This includes, but is not limited to, products, processes, methods of manufacture, distribution and management, sources of and uses for materials, apparatus, plans, systems and computer programs.

     (b) Employee agrees to disclose to the Chief Executive Officer and the Board of Directors of the Company any invention or innovation which he or she develops, either alone or with anyone else, during the term of Employee's employment with the Company or the term of Employee's consulting relationship with the Company pursuant to paragraph 21 hereof, as well as any invention or innovation based on proprietary information of the Company or any of its affiliates which Employee develops, whether alone or with anyone else, within twelve (12) months after the termination of Employee's employment with the Company or twelve (12) months after the termination of Employee's consulting relationship with the Company pursuant to paragraph 21, whichever occurs later.

     (c)  Employee agrees to assign any invention or innovation to the Company:

          (i) which is developed totally or partially while Employee is employed by the Company or is a consultant to the Company pursuant to paragraph 21 hereof;

          (ii) for which Employee used any of the equipment, supplies, facilities or proprietary information of the Company or any of its affiliates, even if any or all of such items are relatively minor, and have little or no monetary value; or

          (iii) which results in any way from Employee's work for the Company or relates in any way to the business of the Company or any of its affiliates, or the current or anticipated research and development of the Company or any of its affiliates.

     (d) Employee understands and agrees that the existence of any condition set forth in either (c)(i), (ii) or (iii) above is sufficient to require Employee to assign his or her inventions or innovations to the Company.

     (e) All provisions of this Agreement relating to the assignment by Employee of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

     (f) Employee agrees that any invention or innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all inventions or innovations belonging to the Company.

     (g) Employee shall disclose all inventions and innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his or her interest in such invention or innovation to the Company. If the Company and Employee disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

     14.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee.

     15.  ATTORNEYS' FEES AND COSTS.  If any arbitration or other proceeding is
          -------------------------
brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees incurred in such action or proceeding, in addition to any relief to which such party may be deemed entitled, if, and only if, the arbitrator finds that the non-prevailing party's position, taken as a whole, was frivolous or baseless. The prevailing party in any such proceeding shall be entitled to recover from the other party the reasonable costs and expenses of any such proceeding (not including attorneys' fees).

     16.  ENTIRE UNDERSTANDING.  This Agreement sets forth the entire
          --------------------
understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

     17.  NOTICES.  Any notice, request, demand, or other communication required
          -------
or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:


     Employee:      Richard C. Helmstetter
                    P.O. Box 3644
                    Rancho Santa Fe, California  92067

     Company:       Callaway Golf Company

                    2285 Rutherford Road
                    Carlsbad, California  92008-8815
                    Attn:  Donald H. Dye

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

     18.  ARBITRATION.  Any dispute, controversy or claim arising hereunder or
          -----------
in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Employee's employment, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration. The arbitration shall be conducted by a retired judge located in San Diego, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

     19.  MISCELLANEOUS.
          -------------

     (a)  Headings.  The headings of the several sections and paragraphs of this
          --------
Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     (b)  Waiver.  Failure of either party at any time to require performance by
          ------
the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

     (c)  Applicable Law.  This Agreement shall constitute a contract under the
          --------------
internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

     (d)  Severability.  In the event any provision or provisions of this
          ------------
Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

     20.  SUPERSEDES OLD OFFICER EMPLOYMENT CONTRACT.  Employee and the Company
          -------------------------------------------
recognize that prior to the effective date of this Agreement they were parties to a certain Officer Employment Agreement effective January 1, 1995, as amended (the "Old Officer Employment Agreement"). It is the intent of the parties that as of the effective date of this Agreement, this Agreement shall replace and supersede the Old Officer Employment Agreement entirely, that the Old Officer Employment Agreement shall no longer be of any force or effect except as to Sections 7, 12, 13, 15 and 18 thereof, and that to the extent there is any conflict between the Old Officer Employment Agreement and this Agreement, this Agreement shall control and both agreements shall be construed so as to give the maximum force and effect to the provisions of this Agreement.

     21.  CONSULTING SERVICES.  Upon the expiration of this Agreement pursuant
          -------------------
to Section 1 or the termination of this Agreement pursuant to either Sections 8(a), 8(b) or 8(h), if this Agreement has not been previously terminated as otherwise provided herein, Employee shall become a consultant to the Company pursuant to a written consulting agreement in substantially the same form and substance as set forth in Exhibit B hereto (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Employee shall consult with and advise the Company regarding the business of the Company, and shall undertake to render an opinion or advise the Company on any matter requested by the Company. Such consulting services shall be rendered on an independent contractor basis, and shall be provided at such time and place as reasonably requested by the Company. As full compensation for such consulting services, Employee shall be paid at the rate of one-half of Employee's base salary as in effect in the final year of this Agreement per year.

     22.  ASSIGNMENT OF RIGHTS.
          ---------------------

     (a) Employee hereby assigns and transfers to the Company, in perpetuity, all rights and title to the use of his or her name, likeness, image, character, identity, and signature for commercial use by the Company in any business or trade, everywhere, in perpetuity. Employee shall not license, transfer or otherwise approve the use of his or her name, likeness, image, character, identity or signature for commercial use by any other person or entity, and any attempt by Employee to do so shall be null and void.

     (b) Employee agrees to fully and reasonably cooperate with the Company to effectuate the transfer and enforcement of such rights, including reasonable cooperation in the preparation and execution of any necessary papers, agreements or filings, and reasonable cooperation in the enforcement of such rights by the Company in legal proceedings against third parties. In the event a third party infringes upon the rights transferred to the Company hereunder, the Company shall have the right, at its sole discretion, to pursue enforcement of its rights in its own name and/or in the name of and on behalf of Employee. The Company shall have full control over any legal proceedings instituted by it against such third parties, although it shall give Employee reasonable notice of any such proceeding.

     (c) If this Agreement terminates or expires prior to December 31 in the year in which Employee reaches the age of 70 because (i) the Company has given notice of no further extensions as provided in Section 1(c), (ii) the Company has terminated the Agreement pursuant to Section 8(a), or (iii) Employee has terminated this Agreement pursuant to Section

8(d), then Employee shall be entitled to receive as additional consideration for the grant of rights covered herein an amount of money equal to the difference between the severance payments otherwise due, if any, pursuant to Section8(a) or
Section 8(d), respectively, and the base salary and nondiscretionary bonuses, if any, Employee would have received hereunder had this Agreement remained in effect until such time as it would have expired on December 31 of the year in which Employee would reach the age of 70. In lieu of paying such additional consideration, the Company may, at its option, return such rights to Employee.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE:                         COMPANY:
                                  CALLAWAY GOLF COMPANY,
                                  a California corporation


/s/ RICHARD C. HELMSTETTER        By: /s/ DONALD H. DYE
____________________________          ______________________________
Richard C. Helmstetter                Donald H. Dye
2 March, 1998                         President & Chief Executive Officer
                                      March 6, 1998

                                   EXHIBIT A

     A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

     (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its affiliates and any employee benefit or stock ownership plan of the Company or its affiliates and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

     (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

          (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

          (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

     (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

                                   EXHIBIT B

                             CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into as of ______________, ____, between Callaway Golf Company ("Callaway Golf"), a California corporation, and Richard C. Helmstetter ("Consultant").


                                    Recitals
                                    --------

     A. Callaway Golf is in the business of designing, manufacturing and selling golf clubs and related products using trade secrets, patented procedures and other proprietary information. Callaway Golf is currently marketing its products in the United States of America and internationally.

     B. Consultant has been a long-time employee of Callaway Golf with expertise in various areas including the design, testing and development of new products.

     C. Callaway Golf desires to retain access to the services and expertise of Consultant and believes that the experience and expertise of Consultant will be of benefit to Callaway Golf; therefore, Callaway Golf desires to enter into this Agreement with Consultant.

     D. Consultant wishes to assist Callaway Golf in its ongoing golf club research, development and manufacturing efforts; therefore, Consultant desires to enter into this Agreement with Callaway Golf.


     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


     1.  Engagement.  Callaway Golf hereby engages the services of Consultant as
         ----------
a consultant, and Consultant hereby accepts such engagement, subject to the terms and conditions of this Agreement.


     2.  Term/Termination.  The term ("Term") of this Agreement shall commence
         ----------------
on ____________, ____ and shall continue for (10) years until _______________,
____, unless terminated in accordance with Section 17 herein. Consultant understands and agrees that the provisions of Sections 4, 9, 10, 11, 14 and 21 shall survive termination of the other provisions of this Agreement.


     3.  Services to be Performed by Consultant.  During the Term of this
         --------------------------------------
Agreement, Consultant shall provide consulting services on matters related to the business of Callaway Golf as may be requested by Callaway Golf from time to time. Consultant shall maintain contact with Callaway Golf through the Chief Executive Officer, or such person or persons as may be designated by the Chief Executive Officer from time to time.

        Consultant represents that Consultant has the qualifications and ability to perform the services in a professional manner without the advice, control, or supervision of Callaway Golf. While the specific methods and manner of providing the services shall be solely determined by Consultant, Callaway Golf shall have the right to oversee, direct and give advice to Consultant regarding the general extent, nature and scope of services to be performed by Consultant under this Agreement. The services shall be provided by Consultant at such times and in such locations as Callaway Golf and Consultant mutually agree upon from time to time.


     4. Assignment of Rights.
        --------------------


        (a) Callaway Golf shall own all deliverables delivered by Consultant hereunder.


        (b) As used in this Agreement, "Inventions," whether or not they have been patented, trademarked, or copyrighted, means designs, inventions, technologies, methods, innovations, ideas, improvements, processes, materials, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, marketing, distribution and management of Callaway Golf's and/or its affiliates' products.


        (c) All works of authorship produced under this Agreement shall be "works for hire" produced exclusively for Callaway Golf, and all rights thereto shall belong to Callaway Golf. As a material part of the terms and understandings of this Agreement, Consultant hereby assigns to Callaway Golf all works of authorship and all Inventions relating to the business of Callaway Golf and/or its affiliates, and all intellectual property rights therein (including without limitation all patent rights, copyrights, and trade secret rights), which Consultant creates, develops, conceives and/or reduces to practice, either alone or with anyone else, during the course of providing the Services under this Agreement, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

        (d) Consultant agrees to disclose to the President and Chief Executive Officer of Callaway Golf any work of authorship and/or Invention relating to the business of Callaway Golf and/or its affiliates, which Consultant develops, conceives and/or reduces to practice, either alone or with anyone else, during the Term of this Agreement. Consultant shall disclose such works of authorship and/or Inventions to Callaway Golf, even if Consultant does not believe that Consultant is required under this Agreement to assign Consultant's interest in such work of authorship and/or Invention to Callaway Golf. If Callaway Golf and Consultant disagree as to whether or not a work of authorship and/or an Invention is included within the terms of this Agreement, it will be the responsibility of Consultant to prove that it is not included and/or that assignment to Callaway Golf is not required.


        (e) The obligation to assign as provided in this Agreement does not apply to any work of authorship or any Invention to the extent such obligation would conflict with any applicable state or federal law. All provisions of this Agreement relating to the assignment by

Consultant of works of authorship and Inventions are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

         (f) Upon Callaway Golf's request, at no expense to Consultant, Consultant shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to Callaway Golf, and all other applicable documents, and will give testimony when and where requested to perfect the title, copyrights, trademarks and/or patents (both within and without the United States) in all works of authorship and Inventions assigned to Callaway Golf hereunder.


         (g) Consultant agrees that if in the course of performing the Services, Consultant incorporates any other Invention owned by Consultant or for which Consultant has the right to grant the rights granted in this Section 4(g) ("Consultant Inventions"), into any report, presentation, recommendation,
  ---------------------
process, method, tooling, design, machine, equipment, product or other item recommended, presented, developed, implemented or specified by Consultant for or to Callaway Golf under this Agreement, Consultant hereby grants to Callaway Golf a nonexclusive, transferable, royalty-free, perpetual, irrevocable, worldwide license under said Consultant Invention to make, have made, import, modify, and use any product or other item embodying or using said Consultant Invention. Consultant will provide to Callaway Golf copies of all patents and patent applications related to all such Consultant Inventions.

         (h) Consultant agrees that if in the course of performing the Services, Consultant recommends the use of any third party Inventions which, to the knowledge of Consultant, are or may be covered by patents held by third parties, that Consultant will disclose such information to Callaway Golf.



     5.  Compensation.  Callaway Golf agrees to pay Consultant during the Term,
         ------------
and Consultant agrees to accept as payment in full for the services rendered by Consultant to Callaway Golf, pursuant to the terms of this Agreement and the assignment of rights provided for above, as follows:


         (a) Callaway Golf shall pay Consultant for authorized consulting services at the rate of one-half of Employee's base salary as in effect in the final year of the Employment Agreement between the Callaway Golf and Consultant effective January 1, 1998 per year, to be paid in equal installments on a monthly basis. In the sole discretion of Callaway Golf, Consultant may be paid a discretionary bonus in none, some or all of the years during the term of this Agreement.

         (b) Callaway Golf shall provide at its expense, to the extent Consultant's services to the Company pursuant to this Agreement require, office, secretarial and other support for Consultant.

         (c) Callaway Golf shall reimburse Consultant for all reasonable, customary and necessary expenses for travel and lodging incurred in the performance of the services to be provided hereunder. Consultant shall account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policies set by Callaway Golf for reimbursement of such expenses. The amount, nature and extent of such expenses shall always be subject to the control, supervision and direction of Callaway Golf.

          (d) Consultant shall be permitted, if Consultant is insurable under usual underwriting standards, to the extent reasonably practical, to participate in medical, dental and disability insurance to be provided by Callaway Golf. Callaway Golf shall also provide, at its expense, for Consultant to participate annually in the Executive Health Program at Scripp's Hospital. It is recognized that all or part of such expense may be treated as taxable compensation to Consultant, and that Callaway Golf shall not be responsible for any taxes that may be due as a result.

          (e) Callaway Golf shall provide, at Callaway Golf's expense, if Consultant is insurable under usual underwriting standards, term life insurance coverage on Consultant's life, payable to whomever Consultant directs, in the face amount of $1,000,000.00, provided that Consultant's physical condition does not prevent Consultant from reasonably qualifying for such insurance coverage. It is recognized that all or part of such expense may be treated as taxable compensation to Consultant, and that Callaway Golf shall not be responsible for any taxes that may be due as a result.


     6. Relationship of the Parties.  Consultant enters into this Agreement as,
        ---------------------------
and shall continue to be, an independent contractor. Under no circumstances shall Consultant look to Callaway Golf as Consultant's employer, or as a partner, agent, or principal. Except as otherwise specifically provided herein, while Consultant is engaged as a Consultant pursuant to this Agreement, Callaway Golf will not provide Consultant with benefits accorded to Callaway Golf employees, regardless of whether Consultant is later re-classified as an employee of Callaway Golf, including but not limited to:

        .  Workers' compensation insurance;

        .  Participation in Employee health and/or disability insurance plans

        . Access to any type of employee benefit plan, including but not limited to Callaway Golf's 401(k) and employee stock purchase plans;

        .  Vacation leave and/or sick pay.



     7.  Reserved.
         ---------



     8.  Extent of Authority.  Consultant shall have no authority or right to
         -------------------
commit or bind Callaway Golf and/or its affiliates to any agreement or arrangement or to obligate Callaway Golf and/or its affiliates in any manner.


     9.  Exclusive Dealings.  During the term of this Agreement, Consultant
         ------------------
agrees to deal exclusively with Callaway Golf and/or its affiliates regarding consultation, research and development, and/or experimental work relating to Callaway Golf's and/or its affiliates products or anticipated products. Consultant also agrees that during the term of this Agreement, Consultant will not consult with any other person or entity regarding any business which engages directly or indirectly in competition with the business of Callaway Golf and/or its affiliates.


    10.  Non-Solicitation. For one year following the termination of
         ----------------
Consultant's engagement as a Consultant with Callaway Golf, Consultant agrees not to ask or encourage directly or indirectly any employees or consultants of Callaway Golf, or any of its affiliates, to leave their employment with or refrain from providing services to Callaway Golf, or any of its affiliates. Consultant shall make any subsequent employer aware of this non-solicitation obligation. Consultant agrees that should any consultant or employee of Callaway Golf or any of its affiliates, join Consultant or Consultant's subsequent employer during the year following the termination of Consultant's services for Callaway Golf and/or its affiliates, this will conclusively be deemed a breach of the nonsolicitation agreement without the necessity of further proof.


    11.  Suppliers.  During the term of this Agreement, and for one year
         ---------
thereafter, Consultant shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to Callaway Golf and/or its affiliates to diminish or cease furnishing such goods, services or credit.


    12.  Restrictions Do Not Impair Livelihood.  Consultant further acknowledges
         -------------------------------------
that: (a) in the event this Agreement terminates for any reason, Consultant will be able to earn a livelihood without violating the foregoing restrictions; and (b) Consultant's continuing ability to earn a livelihood without violating these restrictions is a material condition to this Agreement.


    13.  Conflict of Interest.  During the term of this Agreement, Consultant
         --------------------
shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Consultant's duties and obligations to Callaway Golf and/or its affiliates.


    14.  Confidential Information and/or Trade Secrets.
         ----------------------------------------------


         (a)  Definition.  As used in this Agreement, the terms "Confidential
              ----------
 Information and/or Trade Secrets" mean all information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is owned by or in the possession of Callaway Golf and/or its affiliates, including but not limited to (1) concepts, ideas, plans and strategies involved in Callaway Golf's and/or its affiliates' products and businesses, (2) the processes, formulae and techniques disclosed by Callaway Golf and/or its affiliates or contractors to Consultant or observed by Consultant, (3) the designs, inventions and innovations and related plans, strategies and applications which Consultant develops during the Term of this Agreement in connection with the projects assigned to Consultant by Callaway Golf, and (4) third party information which Callaway Golf and/or its affiliates has/have promised to keep confidential. The terms "Confidential Information and/or Trade Secrets" do not include the following:

         (i) Information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed;


         (ii) Information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to Callaway Golf and/or its affiliates; or


         (iii) Information which, subsequent to disclosure or observation, is obtained by Consultant from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to Callaway Golf and/or its affiliates with respect to such information) and who is not required to refrain from disclosing such information to others.

     (b)  No Disclosure of Confidential Information and/or Trade Secrets. During
          --------------------------------------------------------------
the Term of this Agreement, Consultant will have access to and become familiar with various Confidential Information and/or Trade Secrets which Consultant acknowledges are owned and shall continue to be owned solely by Callaway Golf and/or its affiliates or third party contractors. Consultant agrees that Consultant will not, at any time, whether during or subsequent to the term of this Agreement, use any Confidential Information and/or Trade Secrets for any purpose except in order to: (1) perform Consultant's duties under this Agreement; (2) disclose Confidential Information and/or Trade Secrets to third parties for which Callaway Golf has given its written consent; or (3) disclose Confidential Information and/or Trade Secrets pursuant to a governmental process in which Consultant is compelled to do so. In the event Consultant believes that Consultant is legally required to disclose any Confidential Information and/or Trade Secrets, Consultant shall give reasonable notice to Callaway Golf prior to disclosing such information and shall assist Callaway Golf in taking such legally permissible steps as are reasonable and necessary to protect the Confidential Information and/or Trade Secrets. If Consultant believes that it is necessary for Consultant to disclose Confidential Information and/or Trade Secrets, Consultant shall first obtain written consent to do so from Callaway Golf, and the party to whom the disclosure is to be made shall execute a non-disclosure agreement in a form acceptable to Callaway Golf before Consultant shall make such disclosure.

      (c)  No Removal of Callaway Golf and/or its Affiliates' Documents or
           ---------------------------------------------------------------
Information. Consultant understands and agrees that all books, records, customer
-----------
lists and documents connected with the business of Callaway Golf and/or its affiliates are the property of and belong to Callaway Golf and/or its affiliates or third-party contractors. Under no circumstances shall Consultant remove from Callaway Golf's and/or its affiliates' facilities any of Callaway Golf's and/or its affiliates' books, records, documents, lists or any copies of the same without Callaway Golf's and/or its affiliates' written permission, nor shall Consultant make any copies of Callaway Golf's and/or its affiliates' books, records, documents or lists for use outside Callaway Golf's and/or its affiliates' office(s) except as specifically authorized by Callaway Golf. Consultant shall return to Callaway Golf and/or its affiliates all books, records, documents and customer lists belonging to Callaway Golf and/or its affiliates upon termination of this Agreement.


          (d) The provisions of Section 14 shall survive the termination or expiration of this Agreement, and shall be binding upon Consultant in perpetuity.



     15.  Surrender of Company Property.  Consultant agrees that upon
          -----------------------------
termination of this Agreement in any manner, Consultant will immediately surrender to Callaway Golf and/or its affiliates all property owned by Callaway Golf and/or its affiliates.



     16.  Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be deemed properly given when actually received or within five days of mailing by certified or registered mail, postage prepaid, to the following addresses, or to such addresses as may be furnished from time to time, in writing, to the other party:


     Callaway Golf:    Callaway Golf Company
                       2285 Rutherford Road
                       Carlsbad, CA  92008-8815
                       Attn: Donald H. Dye, President & Chief Executive Officer



     Consultant:       Richard C. Helmstetter
                       P.O. Box 3644
                       Rancho Santa Fe, California 92067




     17.  Termination.  This Agreement may be terminated by Callaway Golf for
          -----------
substantial cause upon the occurrence of any of the following events:


          a.  Death.  This Agreement may be terminated upon the death of
              -----
consultant. Termination under this sub-section shall be effective on the date of Consultant's death.


          b.  Permanent Disability.  This Agreement may be terminated upon the
              --------------------
permanent disability of Consultant. For purposes of this Agreement, and subject to all applicable laws with respect to disabilities and the rights of those who are disabled, "permanent disability" shall mean the inability of Consultant, by reason of any ailment or illness, or physical or mental condition, to perform his duties hereunder for a consecutive period of six (6) months.


          c.  Failure to Substantially Perform Duties or Misconduct.  This
              -----------------------------------------------------
Agreement may be terminated for the failure of Consultant to substantially perform his duties, breach of this Agreement, or misconduct associated with the performance of his duties as a consultant, including, but not limited to, dishonesty, theft, disloyalty and/or felony criminal conduct. Termination under this subsection shall be effective immediately, upon the receipt by Consultant of written notice stating the cause of such termination.

     The provisions of Sections 4, 9, 10, 11, 14 and 21 shall survive termination of the other provisions of this Agreement.

     18.  Advertising Waiver.  Consultant agrees to permit Callaway Golf and/or
          ------------------
its affiliates, and persons or other organizations authorized by Callaway Golf and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of Callaway Golf and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Consultant's name and/or pictures of Consultant taken in the course of Consultant's provision of services to Callaway Golf and/or its affiliates, appear. Consultant hereby waives and releases any claim or right Consultant may otherwise have arising out of such use, publication or distribution.


     19.  Publicity; Use of Marks.  Consultant shall not at any time use
          -----------------------
Callaway Golf's or its affiliates' names, trademarks or trade names in any advertising or publicity without the prior written consent of Callaway Golf.


     20.  Assignment.  Consultant shall not assign this Agreement or any of
          ----------
Consultant's rights hereunder without the prior written consent of Callaway Golf. Any attempted assignment by Consultant in violation of this paragraph shall be void.


     21.  Irrevocable Arbitration of Disputes.
          -----------------------------------

          (a) Consultant and Callaway Golf agree that any dispute, controversy or claim arising hereunder or in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Consultant's provision of services to Callaway Golf, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to binding arbitration. This includes, but is not limited to, alleged violations of federal, state and/or local statutes, claims based on any purported breach of duty arising in contract or tort, including breach of contract, breach of covenant of good faith and fair dealing, violation of public policy, and violation of any statutory, contractual or common law rights. The parties agree that arbitration is the parties' only recourse for such claims and hereby waive the right to pursue such claims in any other forum, unless otherwise provided by law. A proceeding to compel arbitration under this provision shall be governed by Section 3 of Chapter 1 of the Federal Arbitration Act such that any court action involving a dispute which is not subject to arbitration shall be stayed pending arbitration of any arbitrable dispute. The parties further agree that
Section 1281.2 of the California Code of Civil Procedure, which permits a court to deny arbitration to the parties, shall have no force and effect on this agreement to arbitrate.

          (b) Any demand for arbitration shall be in writing and must be made to the Chief Legal Officer within one (1) year, or within the time period stated in the applicable statute of limitations, whichever is shorter, after the discovery of the alleged claim or cause of action by the aggrieved party.

          (c) The arbitration shall be conducted pursuant to the procedural rules stated in the commercial rules of the American Arbitration Association ("AAA") in San

Diego, California.  The arbitration shall be conducted in San
Diego by a former or retired judge or attorney with at least 10 years experience in commercial disputes, or a non-attorney with like experience in the area of dispute, who shall have the power to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The parties must mutually agree on the arbitrator. If the parties cannot agree on the arbitrator after their best efforts, an arbitrator from the American Arbitration Association will be selected pursuant to the commercial rules of the American Arbitration Association in San Diego, California.

          (d) The arbitration award shall be final and binding, and may be entered as a judgment in any court having competent jurisdiction. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

          (e)  The arbitrator has no authority to award punitive damages.

          (f) The prevailing party shall be entitled to an award by the arbitrator of reasonable attorneys' fees and other costs reasonably incurred in connection with the arbitration, including witness fees and expert witness fees, unless the arbitrator for good cause determines otherwise.


I have read Section 21 and irrevocably agree to arbitrate any dispute identified above.

------------
(Consultant's initials)



     22.  Disclosure of Others' Confidential Information.  It is the
          ----------------------------------------------
understanding of both Callaway Golf and Consultant that Consultant shall not divulge to Callaway Golf, its affiliates or its third party contractors any confidential information or trade secrets belonging to others, nor shall Callaway Golf seek to elicit from Consultant any such information. Consistent with the foregoing, Consultant shall not provide to Callaway Golf, and Callaway Golf shall not request, any documents or copies of documents containing such information. Failure to comply with this obligation by Consultant shall be grounds for immediate termination of this Agreement.


     23.  Applicable Law.  This Agreement shall constitute a contract under the
          --------------
internal laws of the State of California and shall be governed in accordance with the laws of said state as to both interpretation and performance.


     24.  Entire Agreement/Amendments.  This Agreement reflects the only, sole
          ---------------------------
and
entire agreement between the parties relating in any way to the subject matter hereof. No statement or promise or different representations have been made which in any way form a part of or modify this Agreement. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.


     25.  Separate Terms.  Each term, condition, covenant or provision of this
          --------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.


     26.  Waiver.  A waiver by either party of a breach of any provision or
          ------
provisions of this Agreement shall not constitute a general waiver or prejudice the other party's right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.


     27.  Consequential Damages Waiver.  In no event will either party, its
          ----------------------------
directors, officers, employees, agents or affiliates be liable to the other party for any direct, incidental, special or consequential damages, including any lost profits, whether based upon a claim or action of contract, warranty, negligence, strict liability or other tort, or otherwise, arising out of this Agreement, regardless of whether such party has been advised of the possibility of such damages.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date(s) set forth below to be effective as of the day and year first set forth above.



Callaway Golf                              Consultant
Callaway Golf Company,
a California corporation



By:
   --------------------                    -------------------------------
   Donald H. Dye                           Richard C. Helmstetter
   President & Chief Executive Officer


Dated:________________                     Dated:
                                                  -------------